UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices, including Zip Code)

(323) 672-4566

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§12.02 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2026, Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”), Fox Soccer Holding Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Purchaser”), the Fox Companies (as defined below), Raluca Gold-Fuchs, Christian Fuchs, Chad Metzler, Anthony James Cozzone Jr., Martin Conway and Eugene Luther Ray (collectively, the “Sellers”) entered into an Equity Purchase Agreement, (the “EPA”).

Pursuant to the EPA, the Purchaser will acquire 100% of the issued and outstanding equity interests of (i) Fox Soccer Academy LLC, a New York limited liability company (“Fox NY”), (ii) Fox Sports Academy of the Carolinas LLC, a North Carolina limited liability company (“Fox NC”), (iii) Fox Soccer Academy LTD, a private company limited by shares organized under the laws of the United Kingdom (“Fox UK”), and (iv) Fox Soccer Academy Austria, an Austrian verein (“Fox Austria,” and together with Fox NY, Fox NC and Fox UK, the “Fox Companies”), as further described below (collectively, the “Transaction”). The Fox Companies operate four soccer academies that provide training, league and tournament play, and camps and clinics for children and teens at their respective locations in New York, North Carolina, the United Kingdom, and Austria.

The closing of the Transaction (the “Closing”) is subject to the satisfaction or waiver of customary closing conditions, including the absence of any legal prohibition, receipt of required governmental consents, accuracy of representations and warranties, compliance with covenants, and absence of a Material Adverse Effect (as defined in the EPA), approval of the transactions contemplated by the EPA by the board of directors of the Purchaser, and the Gold-Fuchs Employment Agreements and the Metzler Employment Agreement not having been rescinded prior to the Closing, among other conditions more fully described in the EPA. Either party may terminate the EPA if the Closing has not occurred within 60 days of the date of the EPA, provided that such right is not available to a party whose material breach of the EPA has been a principal cause of the failure of the Closing to occur by such date.

Pursuant to the EPA, at the Closing (the date on which the Closing occurs, the “Closing Date”), (a) the Sellers will sell to the Purchaser all of the membership interests and shares of the Fox Companies other than the Contributed Interests (as defined below), and (b) immediately following such acquisition, the Sellers will contribute to the Purchaser (the “Seller Contribution”) such number of equity interests representing a value equal to 49% of the total interests of the Fox Companies (the “Contributed Interests”) in exchange for newly issued membership interests of the Purchaser (the “Purchaser Interests”), in lieu of receiving cash or shares of the Company’s common stock, par value $0.000001 per share (“Nomadar Shares”) for those Contributed Interests. The Seller Contribution is intended to qualify as a contribution described in Section 721 of the Internal Revenue Code of 1986, as amended. Following the Closing, the Fox Companies will become wholly-owned subsidiaries of the Purchaser.

Consideration and Payments at Closing

The aggregate purchase price for the Fox Companies (the “Purchase Price”) consists of (i) the Purchaser Interests, representing 49% of the membership interests of Fox Soccer Holding Company LLC, comprised of an aggregate of 4,419,607 Class B Units, (ii) a base cash payment of $2,000,000 (the “Base Closing Payment Amount”), (iii) adjustments for the cash on hand, working capital, net debt, and unpaid transaction expenses of the Fox Companies as of the Closing (each as further described in the EPA), (iv) two deferred payments totaling $2,600,000 (as described below), and (v) a contingent earnout payment of up to $1,500,000 (as described below).

At the Closing, the Purchaser will issue the Purchaser Interests to the Sellers in their respective pro rata portions as set forth in the EPA (the “Pro Rata Portions”), and will pay cash to the Sellers by wire transfer in an amount equal to the closing cash purchase price (the “Closing Payment”) less the value of the Purchaser Interests less $500,000. Nomadar will issue Nomadar Shares valued at $3.36575 per share, with an aggregate value of $500,000, to the Sellers in their respective Pro Rata Portions (the “Closing Shares”). In addition, $600,000 of the Closing Payment will be withheld as a holdback, payable to the Sellers on the second anniversary of the Closing Date, subject to reductions for indemnification claims, purchase price adjustments, and any amounts retained after the holdback payment date in respect of pending but unsatisfied indemnification claims.

Deferred Payments

Pursuant to the EPA, within 30 days after completion of the Fox Companies’ 2026-2027 soccer season, the Purchaser will pay the Sellers $1,000,000 in cash and Nomadar will issue Nomadar Shares with an aggregate value of $300,000 (the “First Additional Payment Amount”). Within 30 days after completion of the 2027-2028 soccer season, the Purchaser will pay the Sellers $1,000,000 in cash and Nomadar will issue Nomadar Shares with an aggregate value of $300,000 (the “Second Additional Payment Amount”). The Nomadar Shares issued in connection with the Additional Payment Amounts will be valued at the average closing price per share for the ten trading days prior to the applicable date of issuance.

Earnout

The Sellers are eligible to receive a contingent earnout payment (the “Earnout Payment Amount”) equal to the lesser of (i) $1,500,000 and (ii) the amount by which the cumulative net income of the Fox Companies over the four soccer seasons from 2025-2026 through 2028-2029 exceeds approximately $10.9 million. The Earnout Payment Amount, if any, is payable in cash, Nomadar Shares, or a combination thereof, as mutually agreed by the Purchaser and the Sellers holding a majority of the Purchaser Interests.

Nomadar Option to Acquire Minority Interests

Pursuant to the EPA, following the Closing, Nomadar will have the right, at any time from the Closing until 90 days after the Earnout Payment Amount is finally determined, to acquire all of the Sellers’ Purchaser Interests for an aggregate option purchase price of $4,400,000, payable in cash, Nomadar Shares, or a combination thereof, as mutually agreed by Nomadar and the Sellers holding a majority of the Purchaser Interests.

Employment Agreements

In connection with the execution of the EPA, the Company and the Purchaser entered into employment agreements with certain of the Sellers, including Raluca Gold-Fuchs and Chad Metzler, which will become effective at the Closing. The employment agreements are included as exhibits to the EPA filed as Exhibit 2.1 hereto.

The EPA also contains restrictive covenants binding on the Sellers following the Closing. For five years following the Closing, the Sellers are subject to non-competition obligations in specified territories and non-solicitation and non-disparagement covenants. The Sellers are also subject to confidentiality obligations under the Confidentiality Agreement for five years following the Closing.

The foregoing description of the EPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the EPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Governance of Fox Soccer Holding Company LLC

At the Closing, Nomadar and the Sellers will enter into an Amended and Restated Limited Liability Company Agreement of Fox Soccer Holding Company LLC (the “LLC Agreement”). The LLC Agreement will provide that the Purchaser will be managed by a Board of Managers consisting of three Managers: Raluca Gold-Fuchs, Carlos Lacave, and Joaquín Martín Perles. Joaquín Martín Perles will be appointed as President of the Purchaser. The LLC Agreement will create Class A Units held by Nomadar and Class B Units held by the Sellers.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Closing Shares will be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, based on the Sellers’ representations that they are acquiring the shares for investment purposes only and not with a view to distribution. The Closing Shares will be subject to transfer restrictions under the EPA and applicable securities laws.

Additionally, pursuant to the EPA, Nomadar has agreed to issue additional Nomadar Shares in connection with the Additional Payment Amounts and potentially the Earnout Payment Amount, each as described herein. The issuance of any such future shares will be made in reliance on exemptions from registration under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the execution of the EPA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1+	Equity Purchase Agreement, dated as of September 13, 2026, by and among Nomadar Corp., Fox Soccer Holding Company LLC, Fox Soccer Academy LLC, Fox Sports Academy of the Carolinas LLC, Fox Soccer Academy LTD, Fox Soccer Academy Austria, the Sellers, and Raluca Gold-Fuchs, as Sellers’ Agent. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.)
10.1+	Amended and Restated Limited Liability Company Agreement of Fox Soccer Holding Company LLC, dated as of September 13, 2026
99.1	Press Release issued by Nomadar Corp. on September 14, 2026, announcing the execution of the EPA
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

+ Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Omitted information has been replaced with “[***]”

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this report, including, without limitation, statements regarding the expected benefits of the Transaction, the anticipated closing of the Transaction, future payments under the EPA (including the First Additional Payment Amount, the Second Additional Payment Amount and the Earnout Payment Amount), and the Company’s business strategy, plans, and objectives, are forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to: the ability to successfully integrate the Fox Companies’ operations with the Company’s existing operations; the ability to realize the anticipated benefits of the Transaction; risks related to the management and operations of the Fox Companies’ business; the Company’s ability to retain key employees; changes in applicable laws or regulations; general economic and market conditions; and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMADAR CORP.

Date: September 14, 2026	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer